Exhibit 10.3(c)
2003-000021-i
HEALTH INSURANCE CONTRACT
NO. 03-021 FOR THE
SOUTH WEST HEALTH REGION
BETWEEN
PUERTO RICO HEALTH INSURANCE ADMINISTRATION
AND
TRIPLE S, INC.
This Amendment entered into this 31th day of October, 2006, at San Juan, Puerto Rico, by and between PUERTO RICO HEALTH INSURANCE ADMINISTRATION, a public instrumentality of the Commonwealth of Puerto Rico, organized under Law 72 approved on September 7, 1993, hereinafter referred to as the "ADMINISTRATION”, represented by its Executive Director, Minerva Rivera, Esq., and TRIPLE S, INC. a domestic corporation duly organized and doing business under the laws of the Commonwealth of Puerto Rico, with employer social security number ###-##-####, hereinafter referred to as the “INSURER” represented by its Chief Executive Director, Socorro Rivas.
WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representatives and successors, agree as follows:
WHEREAS: On June 13th, 2002, the ADMINISTRATION and INSURER entered into Contract No. 03-021 for the South West Health Region, a three-year contract with an effective date of July 1st, 2002 (the “Contract”) subject to annual renegotiations of the premiums. Said contract provides health insurance coverage to all enrollees in and within the South West Health Area/Region, composed of the municipalities of Adjuntas, Guánica, Guayanilla, Jayuya, Peñuelas, Ponce and Yauco.

WHEREAS: On July 2006 the ADMINISTRATION agreed with the Insurer to amend the contract to establish interim premiums rates for the period of time from July 1st, 2006 until September 30 2006. Due to the Agency considerations that period was extended to October 31st, 2006.
HENCEFORTH: The Contract is hereby amended to read as follows:
ARTICLE XVIII
PAYMENT OF PREMIUMS
In Article XVIII paragraph three (3) letters (a) to (e) are deleted, substituted with the following to read as follows:
3.	a. The final monthly premiums rates for all beneficiaries, including all those who are sixty-five (65) years and older who are Medicare beneficiaries Part A or Part A and B those who are sixty-five years and older who are not Medicare recipients is establish in sixty six dollars and sixty cents ($66.60) per member per month (pmpm).
b.	The aforementioned premium rate constitutes the final rates for the period beginning July 1st, 2006 to October 31, 2006. Payments will be made from account number 5030-113.

c.	The premium payments made July 1st, 2006 to October 31, 2006, will be adjust to reflect the difference between that interim rate and this final agreed premium rate. The stop-loss for the 4 months period will be $5,500.00.

d.	For the period beginning November 1st, 2006 to September 30, 2007 a different rate will be negotiated between the parties in accordance with the new coverage that will become effective on November 1st, 2006.

The present amendments take precedence and shall prevail over any remaining sections and articles of the contract which are maintained but could conflict with these amendments.
This being the amendment that the parties have agreed to, each party places its initials at the margin of each of the pages contained herein, and affixes below its signature. In San Juan, Puerto Rico, on this 31 day of October, 2006.

/s/ MINERVA RIVERA, ESQ MINERVA RIVERA, ESQ
Executive Director
Puerto Rico Health Insurance Administration

/s/ SOCORRO RIVAS SOCORRO RIVAS
Chief Executive Officer
Triple S, Inc.

/s/ LUIS A. MARINI, DMD LUIS A. MARINI, DMD
Chief Executive Officer
Triple-C, Inc.

3